Overview

(dollars and occupancy at Welltower pro rata ownership; dollars in thousands)

Portfolio Composition(1)			Beds/Unit Mix
	Average Age	Properties	Total		Wellness Housing	Independent Living	Assisted Living	Memory Care	Long-Term/ Post-Acute Care
Seniors Housing Operating	17	1,994	202,480		33,106	56,242	83,841	28,509	782
Seniors Housing Triple-net	24	427	28,732		—	1,937	19,115	7,488	192
Outpatient Medical	11	127	8,666,907	(2)	n/a	n/a	n/a	n/a	n/a
Long-Term/Post-Acute Care	35	402	47,684		—	45	947	—	46,692
Total	20	2,950

NOI Performance	Same Store(3)				In-Place Portfolio(4)
	Properties	2Q25 NOI	2Q26 NOI	% Change	Properties	Annualized In-Place NOI	% of Total
Seniors Housing Operating	980	$485,303	$584,770	20.5%	1,751	$3,402,972	69.9%
Seniors Housing Triple-net	258	78,281	82,349	5.2%	424	623,896	12.8%
Outpatient Medical	89	26,305	26,945	2.4%	93	116,848	2.4%
Long-Term/Post-Acute Care	241	103,395	106,431	2.9%	399	721,952	14.9%
Total	1,568	$693,284	$800,495	15.5%	2,667	$4,865,668	100.0%

Portfolio Performance				Facility Revenue Mix
Stable Portfolio(5)	Occupancy	EBITDAR Coverage(6)	EBITDARM Coverage(6)	Private Pay	Medicaid	Medicare	Other Government(7)
Seniors Housing Operating	88.8%	n/a	n/a	93.0%	0.7%	0.2%	6.2%
Seniors Housing Triple-net	84.7%	1.23	1.46	85.2%	2.1%	0.1%	12.5%
Outpatient Medical	97.0%	n/a	n/a	100.0%	—	—	—
Long-Term/Post-Acute Care	81.5%	1.30	1.65	24.8%	48.7%	26.7%	—%
Total		1.27	1.56	89.0%	3.3%	1.6%	6.1%
Notes:
(1) Includes land parcels and properties under development.
(2) Indicates the total square footage of Outpatient Medical properties.
(3) See pages 17 and 18 for reconciliation.
(4) Excludes land parcels, loans, developments and investments held for sale. See page 17 for reconciliation.
(5) Data as of June 30, 2026 for Seniors Housing Operating and Outpatient Medical and March 31, 2026 for the remaining asset types.
(6) Represents trailing twelve month coverage metrics.
(7) Represents various federal and local reimbursement programs in the United Kingdom and Canada.

Portfolio

(dollars in thousands at Welltower pro rata ownership)
In-Place NOI Diversification(1)
By Partner:	Total Properties	Seniors Housing Operating	Seniors Housing Triple-net	Outpatient Medical	Long-Term/ Post-Acute Care	Total	% of Total
Barchester	264	$237,988	$263,480	$—	$—	$501,468	10.3%
Cogir Senior Living	181	416,724	—	—	—	416,724	8.6%
Avir Health Group	173	—	—	—	297,176	297,176	6.1%
Care UK	168	248,860	—	—	—	248,860	5.1%
Oakmont Management Group	77	244,068	—	—	—	244,068	5.0%
Sunrise Senior Living	71	237,068	—	—	—	237,068	4.9%
StoryPoint Senior Living	136	208,696	—	—	—	208,696	4.3%
Avery Healthcare	95	108,584	79,092	—	—	187,676	3.9%
Amica Senior Lifestyles	33	148,176	—	—	—	148,176	3.0%
HC-One	214	140,744	—	—	—	140,744	2.9%
Remaining	1,255	1,412,064	281,324	116,848	424,776	2,235,012	45.9%
Total	2,667	$3,402,972	$623,896	$116,848	$721,952	$4,865,668	100.0%

By Country:
United States	1,708	$2,190,560	$238,860	$116,848	$721,952	$3,268,220	67.2%
United Kingdom	795	768,172	385,036	—	—	1,153,208	23.7%
Canada	164	444,240	—	—	—	444,240	9.1%
Total	2,667	$3,402,972	$623,896	$116,848	$721,952	$4,865,668	100.0%

By MSA:
Greater London	140	$184,336	$77,860	$—	$—	$262,196	5.4%
New York / New Jersey	74	120,052	24,508	12,132	27,036	183,728	3.8%
Dallas	91	110,328	968	1,168	57,244	169,708	3.5%
Los Angeles	50	138,540	19,576	380	3,420	161,916	3.3%
Houston	58	27,888	—	74,092	27,708	129,688	2.7%
Washington D.C.	33	80,812	6,628	—	16,932	104,372	2.1%
Montréal	26	98,644	—	—	—	98,644	2.0%
San Francisco	23	85,228	6,644	—	3,912	95,784	2.0%
Toronto	28	91,352	—	—	—	91,352	1.9%
Boston	27	75,728	14,460	212	—	90,400	1.9%
Philadelphia	45	44,892	5,476	456	25,800	76,624	1.6%
Chicago	36	68,408	7,156	—	—	75,564	1.6%
Vancouver	11	52,596	—	—	—	52,596	1.1%
Seattle	25	49,408	1,268	384	—	51,060	1.0%
Denver	14	44,928	—	—	2,656	47,584	1.0%
San Antonio	18	23,992	952	260	19,484	44,688	0.9%
Charlotte	25	20,448	10,572	10,688	—	41,708	0.9%
Minneapolis	23	41,120	—	560	—	41,680	0.9%
San Diego	14	29,884	7,528	—	3,160	40,572	0.8%
Raleigh	10	10,480	29,880	—	—	40,360	0.8%
Remaining	1,896	2,003,908	410,420	16,516	534,600	2,965,444	60.8%
Total	2,667	$3,402,972	$623,896	$116,848	$721,952	$4,865,668	100.0%

Notes:
(1) Represents current quarter annualized In-Place NOI. See page 17 for reconciliation.

Portfolio

(dollars, units and occupancy at Welltower pro rata ownership; dollars in thousands)

Seniors Housing Operating

Total Portfolio Performance(1)	2Q25	3Q25	4Q25	1Q26	2Q26
Properties	1,171	1,199	1,659	1,689	1,770
Units	129,758	131,792	160,218	163,618	172,155
Total occupancy	85.6%	86.9%	87.4%	87.3%	87.6%
Total revenues	$2,007,567	$2,109,690	$2,607,559	$2,823,788	$3,031,636
Operating expenses	1,464,457	1,530,131	1,902,889	2,042,868	2,158,746
NOI	$543,110	$579,559	$704,670	$780,920	$872,890
NOI margin	27.1%	27.5%	27.0%	27.7%	28.8%
Recurring cap-ex	$63,937	$78,803	$116,560	$67,924	$98,871
Other cap-ex	$118,646	$131,668	$166,439	$165,031	$186,866

Same Store Performance(2)	2Q25	3Q25	4Q25	1Q26	2Q26
Properties	980	980	980	980	980
Units	112,409	112,411	112,415	112,365	112,241
Occupancy	86.1%	87.6%	88.6%	88.8%	89.4%
Same store revenues	$1,668,269	$1,711,179	$1,741,974	$1,786,385	$1,820,945
Compensation	699,255	711,505	723,987	721,267	730,982
Utilities	68,322	78,157	75,106	83,159	71,897
Food	66,778	68,536	70,975	66,948	68,931
Repairs and maintenance	44,975	48,104	47,376	47,479	47,578
Property taxes	56,277	56,158	52,557	57,615	56,968
All other	247,359	248,281	256,089	255,620	259,819
Same store operating expenses	1,182,966	1,210,741	1,226,090	1,232,088	1,236,175
Same store NOI	$485,303	$500,438	$515,884	$554,297	$584,770
Same store NOI margin %	29.1%	29.2%	29.6%	31.0%	32.1%
Year over year NOI growth rate					20.5%
Year over year revenue growth rate					9.2%

Partners(3)	Properties	Pro Rata Units	Welltower Ownership %(4)	Top Markets	2Q26 NOI	% of Total
Cogir Senior Living	181	27,389	94.7%	Greater London	$52,431	6.0%
Care UK	168	10,780	100.0%	Southern California	52,127	6.0%
Oakmont Management Group	77	7,789	100.0%	Northern California	47,800	5.5%
Barchester	114	7,006	100.0%	New York / New Jersey	29,925	3.4%
Sunrise Senior Living	71	6,460	90.8%	Dallas	27,978	3.2%
StoryPoint Senior Living	136	13,343	91.4%	Montréal	24,812	2.8%
Amica Senior Lifestyles	33	4,914	100.0%	Toronto	24,190	2.8%
HC-One	214	12,296	100.0%	Washington D.C.	23,073	2.6%
Legend Senior Living	64	5,416	83.5%	Boston	18,808	2.2%
Sagora Senior Living	71	8,172	100.0%	Chicago	17,051	2.0%
Avery Healthcare	45	3,377	93.8%	Top markets	318,195	36.5%
Belmont Village	21	2,803	95.0%	All other	554,695	63.5%
Clover Management	69	7,811	94.4%	Total	$872,890	100.0%
Discovery Senior Living	72	5,755	58.1%
Remaining	415	47,517
Total	1,751	170,828
Notes:
(1) Properties, units, occupancy and cap-ex exclude land parcels, properties under development/redevelopment, leased properties and nonoperational properties.
(2) See pages 17 and 18 for reconciliation.
(3) Represents partner concentration based on annualized In-Place NOI for the quarter ended June 30, 2026. Property count and pro rata units represent the In-Place portfolio.
(4) Welltower ownership percentage weighted based on In-Place NOI. See page 17 for reconciliation.

Portfolio

(dollars in thousands at Welltower pro rata ownership)
Payment Coverage Stratification
	EBITDARM Coverage(1)					EBITDAR Coverage(1)
% of In-Place NOI	Seniors Housing Triple-net	Long-Term/ Post- Acute Care	Total	Weighted Average Maturity	Number of Leases	Seniors Housing Triple-net	Long-Term/ Post- Acute Care	Total	Weighted Average Maturity	Number of Leases
<.85x	0.1%	—%	0.1%	10	2	0.1%	0.1%	0.2%	11	3
.85x-.95x	—%	0.1%	0.1%	13	1	—%	—%	—%	—	—
.95x-1.05x	—%	—%	—%	—	—	0.4%	3.1%	3.5%	14	4
1.05x-1.15x	—%	—%	—%	—	—	0.8%	—%	0.8%	12	4
1.15x-1.25x	0.3%	1.8%	2.1%	17	2	3.9%	1.7%	5.6%	9	5
1.25x-1.35x	1.1%	0.2%	1.3%	14	4	—%	1.1%	1.1%	15	2
>1.35	5.1%	6.7%	11.8%	10	24	1.4%	2.8%	4.2%	12	15
Total	6.6%	8.8%	15.4%	12	33	6.6%	8.8%	15.4%	12	33

Revenue and Lease Maturity(2)
	Rental Income
Year	Seniors Housing Triple-net	Outpatient Medical	Long-Term / Post-Acute Care	Interest Income	Total Revenues	% of Total
2026	$—	$1,409	$—	$29,212	$30,621	1.7%
2027	—	1,522	1,311	65,663	68,496	3.8%
2028	—	3,200	6,669	2,464	12,333	0.7%
2029	1,115	5,053	—	105,689	111,857	6.3%
2030	12,525	5,957	30,640	4,007	53,129	3.0%
2031	—	4,974	4,686	13,350	23,010	1.3%
2032	99,706	3,104	55,255	359	158,424	8.9%
2033	—	849	1,911	—	2,760	0.2%
2034	433	4,059	—	274	4,766	0.3%
2035	36,924	5,331	15,307	1,066	58,628	3.3%
Thereafter	458,881	87,294	611,282	98,632	1,256,089	70.5%
	$609,584	$122,752	$727,061	$320,716	$1,780,113	100.0%

Weighted Avg Maturity Years	17	12	17	8	15

Notes:
(1) Represents trailing twelve month coverage metrics as of March 31, 2026 for stable portfolio only. Agreements included represent 54% of total Seniors Housing Triple-net and Long-Term/Post-Acute Care In-Place NOI. See page 17 for a reconciliation. Agreements with mixed units use the predominant type based on investment balance.
(2) Excludes all land parcels, developments and investments classified as held for sale, as well as Seniors Housing Triple-net and Long-Term / Post-Acute Care leases accounted for on a cash basis where substantially all contractual rental income during the most recent period was not collected. Rental income represents annualized cash base rent for effective lease agreements. The amounts are derived from the current contracted monthly cash base rent, net of collectability reserves, if applicable. Rental income does not include common area maintenance charges, the amortization of above/below market lease intangibles or other non-cash income. Interest income represents the annualized contractual rate of interest for loans, net of collectability reserves, if applicable.

Portfolio

(dollars, square feet and occupancy at Welltower pro rata ownership; dollars in thousands except per square feet)
Outpatient Medical
Total Portfolio Performance(1)	2Q25	3Q25	4Q25	1Q26	2Q26
Properties	434	437	194	135	121
Square feet	21,914,499	22,073,485	8,801,545	5,576,683	4,754,231
Occupancy	94.4%	94.2%	95.5%	96.9%	97.0%
Total revenues	$215,718	$219,238	$148,862	$76,524	$51,449
Operating expenses	65,197	65,851	45,000	20,184	9,934
NOI	$150,521	$153,387	$103,862	$56,340	$41,515
NOI margin	69.8%	70.0%	69.8%	73.6%	80.7%
Revenues per square foot	$39.37	$39.73	$67.65	$54.89	$43.29
NOI per square foot	$27.47	$27.80	$47.20	$40.41	$34.93
Recurring cap-ex	$13,221	$19,324	$4,298	$1,550	$620
Other cap-ex	$9,297	$14,051	$1,963	$920	$317

Same Store Performance(2)	2Q25	3Q25	4Q25	1Q26	2Q26
Properties	89	89	89	89	89
Occupancy	97.9%	98.0%	97.9%	97.9%	98.0%
Same store revenues	$29,952	$28,299	$29,727	$30,246	$30,600
Same store operating expenses	3,647	1,977	3,237	3,655	3,655
Same store NOI	$26,305	$26,322	$26,490	$26,591	$26,945
NOI margin	87.8%	93.0%	89.1%	87.9%	88.1%
Year over year NOI growth rate					2.4%

Portfolio Diversification by Tenant(3)	Rental Income	% of Total	Quality Indicators
Kelsey-Seybold	$74,431	60.6%	Health system affiliated properties as % of NOI(3)	99.7%
UnitedHealth	15,494	12.6%	Health system affiliated tenants as % of rental income(3)	93.5%
Atrium Health	10,662	8.7%	Investment grade tenants as % of rental income(3)	94.7%
Norman Regional Health	6,879	5.6%	Retention (trailing twelve months)(3)	92.8%
Baylor Scott & White Health	2,260	1.8%	Average remaining lease term (years)(3)	11.8
Remaining portfolio	13,026	10.7%	Average building size (square feet)(3)	75,866
Total	$122,752	100.0%	Average age (years)	11

Expirations(3)	2026	2027	2028	2029	2030	Thereafter
Occupied square feet	62,482	60,858	127,940	187,499	258,280	3,321,663
% of occupied square feet	1.6%	1.5%	3.2%	4.7%	6.4%	82.6%

Notes:
(1) Properties, square feet, occupancy and cap-ex exclude land parcels, properties under development/redevelopment and nonoperational properties. Per square foot amounts are annualized.
(2) Includes 89 same store properties representing 3,672,588 square feet. See pages 17 and 18 for reconciliation.
(3) Excludes all land parcels, developments and investments held for sale. Rental income represents annualized cash base rent for effective lease agreements. The amounts are derived from the current contracted monthly cash base rent, net of collectability reserves, if applicable. Rental income does not include common area maintenance charges, the amortization of above/below market lease intangibles or other non-cash income. Retention includes month-to-month tenants retained.

Investment

(dollars in thousands at Welltower pro rata ownership)
Relationship Investment History

Detail of Acquisitions/JVs(1)
	2022	2023	2024	2025	1Q26	2Q26	22-26 Total
Count	27	52	54	90	34	29	286
Total	$2,785,739	$4,222,706	$5,287,140	$17,566,127	$1,374,866	$5,857,131	$37,093,709
Low	6,485	2,950	970	4,825	259	3,198	259
Median	66,074	65,134	39,863	52,894	26,904	46,000	48,000
High	389,149	644,443	936,814	6,644,176	206,230	2,629,178	6,644,176

Investment Timing
	Acquisitions and Loan Funding(2)	Yield	Construction Conversions(3)	Year 1 Yield	Dispositions and Loan Repayments	Yield
April	$4,113,786	5.7%	$32,985	(3.1)%	$499,076	6.0%
May	1,209,224	8.0%	29,195	(2.7)%	45,555	12.4%
June	902,672	5.1%	112,605	(1.5)%	298,089	5.7%
Total	$6,225,682	6.0%	$174,785	(2.0)%	$842,720	6.2%

Notes:
(1) Includes non-yielding asset acquisitions.
(2) Includes advances for non-real estate loans. Excludes land acquisitions and advances for development loans.
(3) Includes expansion conversions and excludes in substance real estate investments.

Investment

(dollars in thousands at Welltower pro rata ownership, except per bed / unit / square foot)
Gross Investment Activity

	Second Quarter 2026
	Properties	Beds / Units / Square Feet		Investment Per Bed / Unit / SqFt	Pro Rata Amount	Yield
Acquisitions and Loan Funding(1)
Seniors Housing Operating	75	9,711	units	$435,406	$4,273,956
Seniors Housing Triple-net	1	112	units	338,420	37,903
Long-Term/Post-Acute Care	62	7,763	beds	191,742	1,545,272
Loan funding					368,551
Total acquisitions and loan funding(2)	138				6,225,682	6.0%

Development Funding(3)
Development projects:
Seniors Housing Operating	44	4,329	units		78,338
Outpatient Medical	—	—	sf		49
Total development projects	44				78,387
Redevelopment and expansion projects:
Seniors Housing Operating	2	90	units		2,687

Total development funding	46				81,074	7.8%

Total gross investments					6,306,756	6.0%

Dispositions and Loan Repayments(4)
Seniors Housing Operating	2	52	units	258,974	14,840
Seniors Housing Triple-net	2	194	units	185,825	36,050
Outpatient Medical	14	844,403	sf	665	561,243
Long-Term/Post-Acute Care	2	434	beds	315,832	75,800
Loan repayments					154,787
Total dispositions and loan repayments(5)	20				842,720	6.2%

Net investments (dispositions)					$5,464,036

Notes:
(1) Acquisitions represent purchase price excluding accounting adjustments pursuant to U.S. GAAP, for all consolidated and unconsolidated property acquisitions. Pro rata amounts include joint venture real estate loans receivable. Loan advances represent cash funded for real estate and non-real estate loans receivable, excluding development loans. Includes acquisition of leaseholds and additional ownership interest in properties, which are both excluded from property, unit and per unit metrics.
(2) Acquisition yields represents annualized contractual or projected cash rent/NOI to be generated divided by investment amount, excluding land parcels. Loan funding yield represents annualized contractual interest divided by investment amount.
(3) Amounts represent cash funded for all developments/expansions including construction in progress, loans and in substance real estate. Yield represents projected annualized cash rent/NOI to be generated upon conversion/stabilization divided by commitment amount.
(4) Amounts represent proceeds received for loan repayments and consolidated and unconsolidated property sales. Includes disposition of partial ownership interest in properties which are excluded from property, unit and per unit metrics.
(5) Yield represents annualized cash rent/interest/NOI that was being generated pre-disposition divided by proceeds. Pro rata amounts include joint venture real estate loans receivable.

Investment

(dollars in thousands, except per bed / unit / square foot, at Welltower pro rata ownership)
Gross Investment Activity

	Year-To-Date 2026
	Properties	Beds / Units / Square Feet		Investment Per Bed / Unit / SqFt	Pro Rata Amount	Yield
Acquisitions and Loan Funding(1)
Seniors Housing Operating	107	13,816	units	$381,405	$5,343,558
Seniors Housing Triple-net	7	526	units	329,156	173,136
Outpatient Medical	1	134,307	sf	729	97,919
Long-Term/Post-Acute Care	63	7,879	beds	190,119	1,617,384
Loan funding					2,209,045
Total acquisitions and loan funding(2)	178				9,441,042	6.6%

Development Funding(3)
Development projects:
Seniors Housing Operating	48	4,874	units		141,404
Outpatient Medical	—	—	sf		8,340
Total development projects	48				149,744
Redevelopment and expansion projects:
Seniors Housing Operating	2	90	units		5,014
Total redevelopment and expansion projects	2				5,014

Total development funding	50				154,758	6.3%

Total gross investments					9,595,800	6.6%

Dispositions and Loan Repayments(4)
Seniors Housing Operating	6	269	units	100,659	28,451
Seniors Housing Triple-net	4	301	units	135,714	40,850
Outpatient Medical	74	4,237,583	sf	454	1,925,376
Long-Term/Post-Acute Care	35	4,956	beds	121,105	600,197
Loan repayments					1,027,391
Total dispositions and loan repayments(5)	119				3,622,265	7.3%

Net investments (dispositions)					$5,973,535

Notes:
(1) Acquisitions represent purchase price excluding accounting adjustments pursuant to U.S. GAAP, for all consolidated and unconsolidated property acquisitions. Pro rata amounts include joint venture real estate loans receivable. Loan advances represent cash funded for real estate and non-real estate loans receivable, excluding development loans. Includes acquisition of leaseholds and additional ownership interest in properties, which are both excluded from property, unit and per unit metrics.
(2) Acquisition yields represents annualized contractual or projected cash rent/NOI to be generated divided by investment amount, excluding land parcels. Loan funding yield represents annualized contractual interest divided by investment amount.
(3) Amounts represent cash funded for all developments/expansions including construction in progress, loans and in substance real estate. Yield represents projected annualized cash rent/NOI to be generated upon conversion/stabilization divided by commitment amount.
(4) Amounts represent proceeds received for loan repayments and consolidated and unconsolidated property sales. Includes disposition of partial ownership interest in properties which are excluded from property, unit and per unit metrics.
(5) Yield represents annualized cash rent/interest/NOI that was being generated pre-disposition divided by proceeds. Pro rata amounts include joint venture real estate loans receivable.

Investment

(dollars in thousands at Welltower pro rata ownership)
Development Funding Projections(1)
				Projected Future Funding
	Projects	Beds / Units / Square Feet	Stable Yields(2)	2026 Funding	Funding Thereafter	Total Unfunded Commitments	Committed Balances
Seniors Housing Operating	40	4,061	10.5%	$294,799	$441,156	$735,955	$1,440,775

Development Project Conversion Estimates(1)
Quarterly Conversions				Annual Conversions
	Amount	Year 1 Yields(2)	Stable Yields(2)		Amount	Year 1 Yields(2)	Stable Yields(2)
1Q26 actual	$68,348	(1.2)%	10.0%	2026 actual	$243,133	(1.8)%	10.1%
2Q26 actual	174,785	(2.0)%	10.2%	2026 estimate	305,045	(1.0)%	10.8%
3Q26 estimate	129,315	(1.2)%	10.3%	2027 estimate	467,069	(0.9)%	8.9%
4Q26 estimate	175,730	(0.8)%	11.1%	Thereafter estimate	668,661	0.4%	11.5%
Total	$548,178	(1.3)%	10.5%	Total	$1,683,908	(0.5)%	10.4%

Unstabilized Properties
	3/31/2026	Stabilizations	Construction Conversions(1)	Acquisitions/ Dispositions	6/30/2026	Beds / Units
Seniors Housing Operating	67	(7)	4	—	64	8,910
Seniors Housing Triple-net	7	—	—	—	7	499
Total	74	(7)	4	—	71	9,409

Occupancy	3/31/2026	Stabilizations	Construction Conversions(3)	Acquisitions/ Dispositions	Progressions	6/30/2026
0% - 50%	28	—	4	—	(5)	27
50% - 70%	24	—	—	—	(3)	21
70% +	22	(7)	—	—	8	23
Total	74	(7)	4	—	—	71

Occupancy	6/30/2026	Months In Operation	Revenues	% of Total Revenues(4)	Gross Investment Balance	% of Total Gross Investment
0% - 50%	27	10	$108,383	0.8%	$1,044,956	1.5%
50% - 70%	21	24	229,741	1.6%	1,157,874	1.6%
70% +	23	33	290,576	2.0%	1,077,583	1.5%
Total	71	22	$628,701	4.4%	$3,280,413	4.6%

(1) Includes development projects (construction in progress, development loans and in substance real estate) and excludes expansion projects. Projects expected to be delivered in phases over multiple quarters are reflected in the last quarter.
(2) Actual yields may vary.
(3) Includes expansion and development loan conversions.
(4) Percent of total revenues based on current quarter annualized pro rata total revenues on page 11.

Financial

(dollars in thousands at Welltower pro rata ownership)
Components of NAV

Stabilized NOI		Pro rata beds/units/square feet
Seniors Housing Operating(1)	$3,402,972	170,828	units
Seniors Housing Triple-net	623,896	28,649	units
Outpatient Medical	116,848	4,130,660	square feet
Long-Term/Post-Acute Care	721,952	47,408	beds
Total In-Place NOI(2)	4,865,668
Incremental stabilized NOI(3)	152,032
Total stabilized NOI	$5,017,700

Obligations
Lines of credit and commercial paper(4)	$—
Senior unsecured notes(4)	14,280,506
Secured debt(4)	4,210,090
Financing lease liabilities	497,063
Total debt	18,987,659
Add (Subtract):
Other liabilities (assets), net(5)	379,744
Cash and cash equivalents and restricted cash	(2,134,589)
Net obligations	$17,232,814

Other Assets
Land parcels(6)	637,295	Effective Interest Rate(9)
Real estate loans receivable(7)	4,341,954	8.5%
Non-real estate loans receivable(8)	230,250	9.9%
Joint venture real estate loans receivables(10)	225,578	5.7%
Property dispositions(11)	798,541
Development properties:(12)
Current balance	713,974
Unfunded commitments	755,599
Committed balances	$1,469,573
Projected yield	10.5%
Projected NOI	$154,305

Common shares outstanding(13)	740,776
Notes:
(1) Includes $17,900,000 attributable to our proportional share of income (loss) from unconsolidated management company investments.
(2) See page 17 for reconciliation.
(3) Represents incremental NOI from Seniors Housing Operating unstabilized properties.
(4) Represents principal amounts due and does not include unamortized premiums/discounts, deferred loan expenses or other fair value adjustments as reflected on the balance sheet. Includes $1,526,713,000 of foreign secured debt and $372,646,000 of financing obligations related to sale-leaseback transactions that did not qualify for sale accounting.
(5) Includes liabilities / (assets) that impact cash or NOI and excludes non-real estate loans and non-cash items such as straight-line rent receivable, unearned revenues, intangible assets and above/below market lease intangibles.
(6) Includes land parcels and predevelopment projects.
(7) Represents $4,363,887,000 of real estate loans, excluding development loans and including certain in substance real estate developments and held to maturity debt securities, net of $21,933,000 of credit allowances.
(8) Represents $236,817,000 of non-real estate loans, net of $6,567,000 of credit allowances.
(9) Average cash-pay interest rates are 7.8%, 2.9% and 5.7% for real estate, non-real estate loans and joint venture real estate loans, respectively. Rates exclude non-accrual/interest-free loans.
(10) Represents our partners' share of Welltower loans made to select joint ventures secured by the joint venture owned properties.
(11) Represents proceeds from expected property dispositions in the next twelve months.
(12) Includes expansion projects. Includes partial conversions to date.
(13) Includes June 30, 2026 common shares, OP Units and Exchangeable Units outstanding and the dilutive impact of exchangeable senior unsecured notes.

Financial

(dollars in thousands at Welltower pro rata ownership)
Net Operating Income(1)
	2Q25	3Q25	4Q25	1Q26	2Q26
Revenues:
Seniors Housing Operating
Resident fees and services	$2,003,039	$2,100,724	$2,588,078	$2,814,403	$3,021,127
Other income	4,528	8,966	19,481	9,385	10,509
Total revenues	2,007,567	2,109,690	2,607,559	2,823,788	3,031,636

Seniors Housing Triple-net
Rental income	104,360	99,423	167,485	191,086	197,010
Other income	346	91	537	40	47
Total revenues	104,706	99,514	168,022	191,126	197,057

Outpatient Medical
Rental income	213,552	217,188	147,701	75,430	50,630
Other income	2,166	2,050	1,161	1,094	819
Total revenues	215,718	219,238	148,862	76,524	51,449

Long-Term/Post-Acute Care
Rental income	165,214	184,261	211,841	191,595	216,665
Interest income	—	—	—	8,077	—
Other income	14	194	5	192	5
Total revenues	165,228	184,455	211,846	199,864	216,670

Corporate
Interest income	65,256	70,477	56,158	85,414	89,139
Other income	30,512	52,439	31,513	41,225	17,804
Total revenues	95,768	122,916	87,671	126,639	106,943

Total
Resident fees and services	2,003,039	2,100,724	2,588,078	2,814,403	3,021,127
Rental income	483,126	500,872	527,027	458,111	464,305
Interest income	65,256	70,477	56,158	93,491	89,139
Other income	37,566	63,740	52,697	51,936	29,184
Total revenues	2,588,987	2,735,813	3,223,960	3,417,941	3,603,755

Property operating expenses:
Seniors Housing Operating	1,464,457	1,530,131	1,902,889	2,042,868	2,158,746
Seniors Housing Triple-net	4,817	4,496	4,490	4,827	4,507
Outpatient Medical	65,197	65,851	45,000	20,184	9,934
Long-Term/Post-Acute Care	3,705	3,609	2,974	2,893	2,753
Corporate	4,740	6,025	6,261	14,208	6,511
Total property operating expenses	1,542,916	1,610,112	1,961,614	2,084,980	2,182,451

Net operating income:
Seniors Housing Operating	543,110	579,559	704,670	780,920	872,890
Seniors Housing Triple-net	99,889	95,018	163,532	186,299	192,550
Outpatient Medical	150,521	153,387	103,862	56,340	41,515
Long-Term/Post-Acute Care	161,523	180,846	208,872	196,971	213,917
Corporate	91,028	116,891	81,410	112,431	100,432
Net operating income	$1,046,071	$1,125,701	$1,262,346	$1,332,961	$1,421,304

Note:
(1) Please see discussion of Supplemental Reporting Measures on page 16. Includes amounts from investments sold or held for sale. NOI related to OP Unit and DownREIT ownership included at 100%.

Financial

(dollars in thousands)
Leverage and EBITDA Reconciliations(1)
	Twelve Months Ended		Three Months Ended
	June 30, 2026		June 30, 2026
Net income (loss)	$1,615,252		$462,975
Interest expense	740,465		181,914
Income tax expense (benefit)	(52,996)		(61,979)
Depreciation and amortization	2,464,479		737,764
EBITDA	4,767,200		1,320,674
Loss (income) from unconsolidated entities	27,823		17,969
Stock-based compensation	1,556,076		15,498
Loss (gain) on extinguishment of debt, net	5,800		1,984
Loss (gain) on real estate dispositions and acquisitions of controlling interests, net	(1,901,353)		(98,537)
Impairment of assets	79,605		25,774
Provision for loan losses, net	(2,481)		2,183
Loss (gain) on derivatives and financial instruments, net	26,026		—
Other expenses	288,610		56,930
Casualty losses, net of recoveries	13,107		5,038
Total adjustments	93,213		26,839
Adjusted EBITDA	$4,860,413		$1,347,513

Interest Coverage Ratios
Interest expense	$740,465		$181,914
Capitalized interest	30,926		8,851
Non-cash interest expense	(54,057)		(15,122)
Total interest	$717,334		$175,643
EBITDA	$4,767,200		$1,320,674
Interest coverage ratio	6.65	x	7.52	x
Adjusted EBITDA	$4,860,413		$1,347,513
Adjusted Interest coverage ratio	6.78	x	7.67	x

Fixed Charge Coverage Ratios
Total interest	$717,334		$175,643
Secured debt principal amortization	70,259		19,798
Total fixed charges	$787,593		$195,441
EBITDA	$4,767,200		$1,320,674
Fixed charge coverage ratio	6.05	x	6.76	x
Adjusted EBITDA	$4,860,413		$1,347,513
Adjusted Fixed charge coverage ratio	6.17	x	6.89	x

Net Debt to EBITDA Ratios
Total debt(2)			$18,218,544
Less: cash and cash equivalents and restricted cash			(2,097,164)
Net debt			$16,121,380
EBITDA Annualized			$5,282,696
Net debt to EBITDA ratio			3.05	x
Adjusted EBITDA Annualized			$5,390,052
Net debt to Adjusted EBITDA ratio			2.99	x

Notes:
(1) Please see discussion of Supplemental Reporting Measures on page 16.
(2) Includes unamortized premiums/discounts, other fair value adjustments, financing lease liabilities of $492,291,000 and failed sale-leaseback financing obligations of $372,646,000. Excludes operating lease liabilities of $1,502,260,000 related to ASC 842.

Financial

(in thousands except share price)
Leverage and Current Capitalization(1)
		% of Total
Book capitalization
Lines of credit and commercial paper(2)	$—	—%
Long-term debt obligations(2)(3)	18,218,544	28.56%
Cash and cash equivalents and restricted cash	(2,097,164)	(3.29)%
Net debt to consolidated book capitalization	$16,121,380	25.27%
Total equity and noncontrolling interests(4)	47,663,572	74.73%
Consolidated book capitalization	$63,784,952	100.00%
Joint venture debt, net(5)	495,303
Total book capitalization	$64,280,255

Undepreciated book capitalization
Lines of credit and commercial paper(2)	$—	—%
Long-term debt obligations(2)(3)	18,218,544	24.18%
Cash and cash equivalents and restricted cash	(2,097,164)	(2.78)%
Net debt to consolidated undepreciated book capitalization	$16,121,380	21.40%
Accumulated depreciation and amortization	11,533,470	15.31%
Total equity and noncontrolling interests(4)	47,663,572	63.29%
Consolidated undepreciated book capitalization	$75,318,422	100.00%
Joint venture debt, net(5)	495,303
Total undepreciated book capitalization	$75,813,725

Enterprise value
Lines of credit and commercial paper(2)	$—	—%
Long-term debt obligations(2)(3)	18,218,544	10.09%
Cash and cash equivalents and restricted cash	(2,097,164)	(1.16)%
Net debt to consolidated enterprise value	$16,121,380	8.93%
Common shares outstanding	718,902
Period end share price	226.97
Common equity market capitalization	$163,169,187	90.38%
Noncontrolling interests(4)	1,249,224	0.69%
Consolidated enterprise value	$180,539,791	100.00%
Joint venture debt, net(5)	495,303
Total enterprise value	$181,035,094

Secured debt as % of total assets
Secured debt(2)	$3,431,152	4.21%
Gross asset value(6)	$81,408,650

Total debt as % of gross asset value
Total debt(2)(3)	$18,218,544	22.38%
Gross asset value(6)	$81,408,650

Unsecured debt as % of unencumbered assets
Unsecured debt(2)	$14,295,100	19.12%
Unencumbered gross assets(7)	$74,783,089
Notes:
(1) Please see discussion of Supplemental Reporting Measures on page 16.
(2) Amounts include unamortized premiums/discounts and other fair value adjustments as reflected on the balance sheet.
(3) Includes financing lease liabilities of $492,291,000 and failed sale-leaseback financing obligations of $372,646,000. Excludes operating lease liabilities of $1,502,260,000 related to ASC 842.
(4) Includes all noncontrolling interests (redeemable and permanent) as reflected on our balance sheet.
(5) Net of Welltower's share of unconsolidated debt and minority partners' share of Welltower consolidated debt.
(6) Gross asset value equals total assets plus accumulated depreciation as reflected on the balance sheet.
(7) Unencumbered gross assets equal gross asset value for consolidated properties that are not financed with secured debt.

Financial

(dollars in thousands)
Debt Maturities and Scheduled Principal Amortization(1)
Year	Lines of Credit and Commercial Paper(2)	Senior Unsecured Notes(3)	Consolidated Secured Debt	Noncontrolling Interests' Share of Consolidated Debt	Share of Unconsolidated Secured Debt	Combined Debt(4)	% of Total	Wtd. Avg. Interest Rate (5)
2026	$—	$—	$187,833	$(1,661)	$71,571	$257,743	1.42%	3.75%
2027	—	2,645,521	364,342	(2,589)	133,927	3,141,201	17.34%	4.03%
2028	—	2,337,135	344,287	(614)	32,217	2,713,025	14.97%	3.88%
2029	—	2,235,532	556,583	(151,719)	22,751	2,663,147	14.70%	3.42%
2030	—	1,750,000	165,305	(637)	3,467	1,918,135	10.59%	3.87%
2031	—	1,350,000	81,982	(667)	376,561	1,807,876	9.98%	3.49%
2032	—	1,050,000	93,956	(692)	49,719	1,192,983	6.58%	3.50%
2033	—	—	486,361	(37,218)	639	449,782	2.48%	4.71%
2034	—	662,850	208,662	(8,283)	669	863,898	4.77%	4.41%
2035	—	1,250,000	49,535	(931)	21,595	1,320,199	7.29%	5.06%
Thereafter	—	1,150,000	652,763	(12,802)	—	1,789,961	9.88%	4.86%
Totals	$—	$14,431,038	$3,191,609	$(217,813)	$713,116	$18,117,950	100.00%

Weighted Avg. Interest Rate(5)	—%	3.94%	4.01%	4.48%	5.32%	4.00%

Weighted Avg. Maturity Years	—	4.9	6.4	4.4	3.8	5.1

% Floating Rate Debt(5)	—%	18.36%	7.46%	69.11%	5.89%	15.34%

Debt by Local Currency(1)
	Lines of Credit and Commercial Paper(2)	Senior Unsecured Notes(3)	Consolidated Secured Debt	Noncontrolling Interests' Share of Consolidated Debt	Share of Unconsolidated Secured Debt	Combined Debt(4)	Investment Hedges(6)
United States	$—	$10,893,532	$1,715,724	$(187,813)	$632,288	$13,053,731	$—
United Kingdom	—	1,391,985	—	—	—	1,391,985	11,733,383
Canada	—	2,145,521	1,475,885	(30,000)	80,828	3,672,234	6,954,551
Totals	$—	$14,431,038	$3,191,609	$(217,813)	$713,116	$18,117,950	$18,687,934

Notes:
(1) Represents principal amounts due excluding unamortized premiums/discounts or other fair value adjustments as reflected on the balance sheet.
(2) Our unsecured commercial paper program and our unsecured revolving credit facility had a zero balance as of June 30, 2026. The unsecured revolving credit facility is comprised of a $2,000,000,000 tranche that matures on July 24, 2029 and a $4,250,000,000 tranche that matures on March 6, 2030. The $4,250,000,000 tranche may be extended for two successive terms of six months at our option. Commercial paper borrowings are backstopped by the unsecured revolving credit facility.
(3) Senior Unsecured Notes include the following:
•2027 includes CAD $2,747,615,000 of unsecured term loans (approximately $1,934,321,000 USD at June 30, 2026) that mature on April 9, 2027, and bear interest at adjusted CORRA + 0.65%.
•2027 includes CAD $300,000,000 of 2.95% senior unsecured notes (approximately $211,200,000 USD at June 30, 2026) that mature on January 15, 2027.
•2028 includes $843,000,000 of 2.75% exchangeable senior unsecured notes that mature on May 15, 2028 unless earlier exchanged, purchased or redeemed.
•2028 also includes £550,000,000 of 4.80% senior unsecured notes (approximately $729,135,000 USD at June 30, 2026). The notes mature on November 20, 2028.
•2029 includes $1,035,000,000 of 3.125% exchangeable senior unsecured notes that mature on July 15, 2029 unless earlier exchanged, purchased or redeemed.
•2034 includes £500,000,000 of 4.50% senior unsecured notes (approximately $662,850,000 USD at June 30, 2026). The notes mature on December 1, 2034.
(4) Excludes operating lease liabilities of $1,502,260,000, finance lease liabilities of $492,291,000 and failed sale-leaseback financing obligations of $372,646,000 related to ASC 842.
(5) Based on variable interest rates and foreign currency exchange rates in effect as of June 30, 2026. The interest rate on the unsecured revolving credit facility is SOFR + 0.655%. Commercial paper, senior notes and secured debt average interest rate represents the face value note rate. Includes the impact of notional swaps and caps to convert fixed rate debt to SOFR-based floating rate debt, and SOFR-based floating rate debt and CORRA-based floating rate debt to fixed rate debt.
(6) Represents notional value of foreign currency derivative contracts at end of period spot FX rates. The fair market value of the gains (losses) of these contracts is currently USD $(188,859,000), as represented in other assets (liabilities) on the balance sheet. We supplement our local currency debt with foreign currency derivative contracts to offset the translation and economic exposures related to our international investments. Currently, our foreign currency derivatives are comprised of cross-currency swaps.

Glossary
Age: Current year, less the year built, adjusted for major renovations. Average age is weighted by pro rata NOI.
Cap-ex, Tenant Improvements, Leasing Commissions: Represents amounts incurred for: 1) recurring and non-recurring capital expenditures required to maintain and re-tenant our properties; 2) second generation tenant improvements; and 3) leasing commissions paid to third party leasing agents to secure new tenants. Excludes sustainability investments.
Construction Conversion: Represents completed construction projects that were placed into service and began generating NOI.
EBITDAR: Earnings before interest, taxes, depreciation, amortization and rent. The company uses unaudited, periodic financial information provided solely by tenants/borrowers to calculate EBITDAR and has not independently verified the information.
EBITDAR Coverage: Represents the ratio of EBITDAR to contractual rent for leases or interest and principal payments for loans. EBITDAR coverage is a measure of a property’s ability to generate sufficient cash flows for the operator/borrower to pay rent and meet other obligations. The coverage shown excludes properties that are unstabilized, closed or for which data is not available or meaningful.
EBITDARM: Earnings before interest, taxes, depreciation, amortization, rent and management fees. The company uses unaudited, periodic financial information provided solely by tenants/borrowers to calculate EBITDARM and has not independently verified the information.
EBITDARM Coverage: Represents the ratio of EBITDARM to contractual rent for leases or interest and principal payments for loans. EBITDARM coverage is a measure of a property’s ability to generate sufficient cash flows for the operator/borrower to pay rent and meet other obligations, assuming that management fees are not paid. The coverage shown excludes properties that are unstabilized, closed or for which data is not available or meaningful.
Health System - Affiliated: Outpatient medical properties are considered affiliated with a health system if one or more of the following conditions are met: 1) the land parcel is contained within the physical boundaries of a hospital campus; 2) the land parcel is located adjacent to the campus; 3) the building is physically connected to the hospital regardless of the land ownership structure; 4) a ground lease is maintained with a health system entity; 5) a master lease is maintained with a health system entity; 6) significant square footage is leased to a health system entity; 7) the property includes an ambulatory surgery center with a hospital partnership interest; or 8) a significant square footage is leased to a physician group that is either employed, directly or indirectly by a health system, or has a significant clinical and financial affiliation with the health system.
Long-Term/Post-Acute Care: Includes all skilled nursing, rehabilitation and long-term/post-acute care facilities where the majority of individuals require 24-hour nursing or medical care. Generally, these properties are licensed for Medicaid and/or Medicare reimbursement and are subject to triple-net operating leases. Most of these facilities focus on higher acuity patients and offer rehabilitation units specializing in cardiac, orthopedic, dialysis, neurological or pulmonary rehabilitation.
MSA: For the United States and Canada, we use the Metropolitan Statistical Area as defined by the U.S. Census Bureau and the Census Metropolitan Areas as defined by Statistics Canada, respectively. For the United Kingdom, we generally use the Metro Region as defined by EuroStat with Greater London defined as a 55-mile radius around the city’s center.
Occupancy: Outpatient Medical occupancy represents the percentage of total rentable square feet leased and occupied, including month-to-month leases, as of the date reported. Occupancy for all other property types represents average quarterly operating occupancy based on the most recent quarter of available data and excludes properties that are unstabilized, closed or for which data is not available or meaningful. The company uses unaudited, periodic financial information provided solely by tenants/borrowers to calculate occupancy and has not independently verified the information. Occupancy metrics are reflected at our pro rata share.
Outpatient Medical: Outpatient medical buildings include properties offering ambulatory medical services such as primary and secondary care, outpatient surgery, diagnostic procedures and rehabilitation. These properties are typically affiliated with a health system and may be located on a hospital campus. They are specifically designed and constructed for use by healthcare professionals to provide services to patients. They also include medical office buildings that typically contain sole and group physician practices and may provide laboratory and other specialty services.
Seniors Housing Operating (SHO): Includes independent, assisted living and dementia care properties in the U.S. and Canada and all care homes in the U.K. generally structured to take advantage of the REIT Investment Diversification and Empowerment Act of 2007, as well as Wellness Housing properties.
Seniors Housing Triple-net (SH-NNN): Includes independent, assisted living and dementia care properties in the U.S. and Canada and all care homes in the U.K. subject to triple-net operating leases.
Square Feet: Net rentable square feet calculated utilizing Building Owners and Managers Association measurement standards.
Stable: Generally, a triple-net rental property is considered stable (versus unstabilized or under development) when it has achieved EBITDAR coverage of 1.00x or greater for three consecutive months or, if targeted performance has not been achieved, 12 months following the budgeted stabilization date. Triple-net properties for which income is recognized on a cash basis and for which substantially all contractual rent during the period has not been collected are excluded from the stable portfolio. A Seniors Housing Operating facility is considered stable upon the earliest of 90% occupancy, NOI at or above the underwritten target or 12 months past the underwritten stabilization date. Excludes assets held for sale and assets disposed of during the current quarter.
Unstabilized: An acquisition that does not meet the stable criteria upon closing or a construction property that has opened but not yet reached stabilization.

Supplemental Reporting Measures

We believe that revenues and net income, as defined by U.S. generally accepted accounting principles ("U.S. GAAP"), are the most appropriate earnings measurements. However, we consider EBITDA, Adjusted EBITDA, RevPOR, ExpPOR, SS RevPOR, SS ExpPOR, NOI, In-Place NOI ("IPNOI") and Same Store NOI ("SSNOI") to be useful supplemental measures of our operating performance. Excluding EBITDA and Adjusted EBITDA, these supplemental measures are disclosed on our pro rata ownership basis. Pro rata amounts are derived by reducing consolidated amounts for minority partners’ noncontrolling ownership interests and adding our minority ownership share of unconsolidated amounts. We do not control unconsolidated investments. While we consider pro rata disclosures useful, they may not accurately depict the legal and economic implications of our joint venture arrangements and should be used with caution.
We define NOI as total revenues, including tenant reimbursements, less property operating expenses. Property operating expenses represent costs associated with managing, maintaining and servicing tenants for our properties. These expenses include, but are not limited to, property-related payroll and benefits, property management fees paid to managers, marketing, housekeeping, food service, maintenance, utilities, property taxes and insurance. General and administrative expenses represent general overhead costs that are unrelated to property operations and are unallocable to the properties. These expenses include, but are not limited to, payroll and benefits related to corporate employees, professional services, office expenses and depreciation of corporate fixed assets. IPNOI represents cash NOI excluding interest income, other income and non-IPNOI and adjusted for timing of current quarter portfolio changes such as acquisitions, development conversions, segment transitions and dispositions. Properties classified as held for sale and leased properties are excluded from IPNOI. SSNOI is used to evaluate the operating performance of our properties using a consistent population which controls for changes in the composition of our portfolio. As used herein, same store is generally defined as those revenue-generating properties in the portfolio for the relevant year-over-year reporting periods. Acquisitions and development conversions are included in the same store amounts five full quarters after acquisition or being placed into service. Land parcels, loans and leased properties, as well as any properties sold or classified as held for sale during the period, are excluded from the same store amounts. Redeveloped properties (including major refurbishments of a Seniors Housing Operating property where 20% or more of units are simultaneously taken out of commission for 30 days or more or Outpatient Medical properties undergoing a change in intended use) are excluded from the same store amounts until five full quarters post completion of the redevelopment. Properties undergoing operator transitions and/or segment transitions are also excluded from the same store amounts until five full quarters post completion of the operator transition or segment transition. In addition, properties significantly impacted by force majeure, acts of God or other extraordinary adverse events are excluded from same store amounts until five full quarters after the properties are placed back into service. SSNOI excludes non-cash NOI and includes adjustments to present consistent property ownership percentages and to translate Canadian properties and UK properties using a consistent exchange rate. Normalizers include adjustments that in management’s opinion are appropriate in considering SSNOI, a supplemental, non-GAAP performance measure. None of these adjustments, which may increase or decrease SSNOI, are reflected in our financial statements prepared in accordance with U.S. GAAP. Significant normalizers (defined as any that individually exceed 0.50% of SSNOI growth per property type) are separately disclosed and explained. We believe NOI, IPNOI and SSNOI provide investors relevant and useful information because they measure the operating performance of our properties at the property level on an unleveraged basis. We use NOI, IPNOI and SSNOI to make decisions about resource allocations and to assess the property level performance of our portfolio.
RevPOR represents the average revenues generated per occupied room per month and ExpPOR represents the average expenses per occupied room per month at our Seniors Housing Operating properties. These metrics are calculated as our pro rata share of total resident fees and services revenues or property operating expenses from the income statement, divided by average monthly occupied room days. SS RevPOR and SS ExpPOR are used to evaluate the RevPOR and ExpPOR performance of our properties under a consistent population, which eliminates changes in the composition of our portfolio. They are based on the same pool of properties used for SSNOI and include any revenue and expense normalizations used for SSNOI. We use RevPOR, ExpPOR, SS RevPOR and SS ExpPOR to evaluate the revenue-generating capacity and profit potential of our Seniors Housing Operating portfolio independent of fluctuating occupancy rates. They are also used in comparison against industry and competitor statistics, if known, to evaluate the quality of our Seniors Housing Operating portfolio.
We measure our credit strength both in terms of leverage ratios and coverage ratios. The leverage ratios indicate how much of our balance sheet capitalization is related to long-term debt, net of cash and restricted cash. We expect to maintain capitalization ratios and coverage ratios sufficient to maintain a capital structure consistent with our current profile. The ratios are based on EBITDA and Adjusted EBITDA. EBITDA is defined as earnings (net income per income statement) before interest expense, income taxes, depreciation and amortization. Adjusted EBITDA is defined as EBITDA excluding unconsolidated entities and including adjustments for stock-based compensation expense, provision for loan losses, gains/losses on extinguishment of debt, gains/losses on disposition of properties and acquisitions of controlling interests, impairment of assets, gains/losses on derivatives and financial instruments, other expenses, other impairment charges and other adjustments deemed appropriate in management's opinion. We believe that EBITDA and Adjusted EBITDA, along with net income, are important supplemental measures because they provide additional information to assess and evaluate the performance of our operations. We primarily use these measures to determine our interest coverage ratio, which represents EBITDA and Adjusted EBITDA divided by total interest, and our fixed charge coverage ratio, which represents EBITDA and Adjusted EBITDA divided by fixed charges. Fixed charges include total interest and secured debt principal amortization. Our leverage ratios include net debt to Adjusted EBITDA, book capitalization, undepreciated book capitalization and consolidated enterprise value. Book capitalization represents the sum of net debt (defined as total long-term debt, excluding operating lease liabilities, less cash and cash equivalents and restricted cash), total equity and redeemable noncontrolling interests. Undepreciated book capitalization represents book capitalization adjusted for accumulated depreciation and amortization. Consolidated enterprise value represents book capitalization adjusted for the fair market value of our common stock. Our leverage ratios are defined as the proportion of net debt to total capitalization.
Our supplemental reporting measures and similarly entitled financial measures are widely used by investors, equity and debt analysts and rating agencies in the valuation, comparison, rating and investment recommendations of companies. Our management uses these financial measures to facilitate internal and external comparisons to historical operating results and in making operating decisions. Additionally, these measures are utilized by the Board of Directors to evaluate management performance. None of the supplemental reporting measures represent net income or cash flow provided from operating activities as determined in accordance with U.S. GAAP and should not be considered as alternative measures of profitability or liquidity. Finally, the supplemental reporting measures, as defined by us, may not be comparable to similarly entitled items reported by other real estate investment trusts or other companies. Multi-period amounts may not equal the sum of the individual quarterly amounts due to rounding.

Supplemental Reporting Measures

(dollars in thousands)
Non-GAAP Reconciliations

NOI Reconciliation	2Q25	3Q25	4Q25	1Q26	2Q26
Net income (loss)	$304,618	$282,186	$117,767	$752,324	$462,975
Loss (gain) on real estate dispositions and acquisitions of controlling interests, net	(14,850)	(4,025)	(1,378,391)	(420,400)	(98,537)
Loss (income) from unconsolidated entities	7,392	12,610	(4,442)	1,686	17,969
Income tax expense (benefit)	1,053	2,335	(4,985)	11,633	(61,979)
Other expenses	16,598	44,699	125,844	61,137	56,930
Impairment of assets	19,876	3,081	45,924	4,826	25,774
Provision for loan losses, net	(1,113)	1,088	(7,384)	1,632	2,183
Loss (gain) on extinguishment of debt, net	—	—	3,089	727	1,984
Loss (gain) on derivatives and financial instruments, net	(409)	31,682	(5,656)	—	—
General and administrative expenses	64,175	63,124	1,557,378	67,474	67,486
Depreciation and amortization	495,036	509,812	594,151	622,752	737,764
Interest expense	141,157	162,052	203,784	192,715	181,914
Consolidated net operating income	1,033,533	1,108,644	1,247,079	1,296,506	1,394,463
NOI attributable to unconsolidated investments(1)	26,069	29,337	26,430	48,240	37,785
NOI attributable to noncontrolling interests(2)	(13,531)	(12,280)	(11,163)	(11,785)	(10,944)
Pro rata net operating income (NOI)(3)	$1,046,071	$1,125,701	$1,262,346	$1,332,961	$1,421,304

In-Place NOI Reconciliation
At Welltower pro rata ownership	Seniors Housing Operating	Seniors Housing Triple-net	Outpatient Medical	Long-Term /Post-Acute Care	Corporate	Total
Revenues	$3,031,636	$197,057	$51,449	$216,670	$106,943	$3,603,755
Property operating expenses	(2,158,746)	(4,507)	(9,934)	(2,753)	(6,511)	(2,182,451)
NOI(3)	872,890	192,550	41,515	213,917	100,432	1,421,304
Adjust:
Interest income	—	—	—	—	(89,139)	(89,139)
Other income	(3,304)	(47)	(17)	(5)	(8,045)	(11,418)
Sold / held for sale	(3,313)	(313)	(8,562)	(714)	—	(12,902)
Nonoperational(4)	3,214	8	54	(229)	—	3,047
Non In-Place NOI(5)	(25,598)	(36,209)	(3,778)	(45,349)	(3,248)	(114,182)
Timing adjustments(6)	6,854	(15)	—	12,868	—	19,707
Total adjustments	(22,147)	(36,576)	(12,303)	(33,429)	(100,432)	(204,887)
In-Place NOI	850,743	155,974	29,212	180,488	—	1,216,417
Annualized In-Place NOI	$3,402,972	$623,896	$116,848	$721,952	$—	$4,865,668

Same Store Property Reconciliation
	Seniors Housing Operating	Seniors Housing Triple-net	Outpatient Medical	Long-Term /Post-Acute Care	Total
Total properties	1,994	427	127	402	2,950
Recent acquisitions and development conversions(7)	(636)	(164)	(4)	(156)	(960)
Under development	(41)	—	—	—	(41)
Under redevelopment(8)	(2)	—	—	—	(2)
Current held for sale	(22)	—	(29)	(2)	(53)
Land parcels, loans and leased properties	(171)	(4)	(5)	—	(180)
Transitions(9)	(134)	(1)	—	(2)	(137)
Other(10)	(8)	—	—	(1)	(9)
Same store properties	980	258	89	241	1,568
Notes:
(1) Represents Welltower's interests in joint ventures where Welltower is the minority partner.
(2) Represents minority partners' interests in joint ventures where Welltower is the majority partner.
(3) Represents Welltower's pro rata share of NOI. See page 11 for more information.
(4) Primarily includes development properties and land parcels.
(5) Primarily represents non-cash NOI and NOI associated with leased properties.
(6) Represents timing adjustments for current quarter acquisitions, construction conversions and segment or operator transitions.
(7) Acquisitions and development conversions will enter the same store pool five full quarters after acquisition or certificate of occupancy.
(8) Redevelopment properties will enter the same store pool after five full quarters of operations post redevelopment completion.
(9) Transitioned properties will enter the same store pool after five full quarters of operations with the new operator in place or under the new structure.
(10) Represents properties that are either closed or being closed.

Supplemental Reporting Measures

(dollars in thousands at Welltower pro rata ownership)

Same Store NOI Reconciliation	2Q25	3Q25	4Q25	1Q26	2Q26	Y/o/Y
Seniors Housing Operating
NOI	$543,110	$579,559	$704,670	$780,920	$872,890
Non-cash NOI on same store properties	(1,614)	(1,938)	(2,148)	(1,475)	(1,294)
NOI attributable to non-same store properties	(58,945)	(79,376)	(188,554)	(226,197)	(288,148)
Currency and ownership adjustments(1)	(939)	(698)	587	(1,706)	(833)
Normalizing adjustment for government grants(2)	—	—	(1,607)	—	(2,439)
Other normalizing adjustments(3)	3,691	2,891	2,936	2,755	4,594
SSNOI	485,303	500,438	515,884	554,297	584,770	20.5%

Seniors Housing Triple-net
NOI	99,889	95,018	163,532	186,299	192,550
Non-cash NOI on same store properties	(11,059)	(9,899)	(8,867)	(6,856)	(12,511)
NOI attributable to non-same store properties	(11,006)	(6,021)	(74,809)	(97,221)	(96,912)
Currency and ownership adjustments(1)	1,851	291	(2)	(370)	(259)
Normalizing adjustments for joint venture recapitalization(4)	(1,394)	(465)	—	—	—
Normalizing adjustments for lease restructure(5)	—	—	(349)	(512)	(519)
SSNOI	78,281	78,924	79,505	81,340	82,349	5.2%

Outpatient Medical
NOI	150,521	153,387	103,862	56,340	41,515
Non-cash NOI on same store properties	(3,573)	(3,365)	(3,273)	(3,171)	(3,036)
NOI attributable to non-same store properties	(120,466)	(123,688)	(74,099)	(26,521)	(11,584)
Other normalizing adjustments(3)	(177)	(12)	—	(57)	50
SSNOI	26,305	26,322	26,490	26,591	26,945	2.4%

Long-Term/Post-Acute Care
NOI	161,523	180,846	208,872	196,971	213,917
Non-cash NOI on same store properties	(24,617)	(24,228)	(23,751)	(23,563)	(24,880)
NOI attributable to non-same store properties	(34,293)	(53,868)	(80,908)	(63,530)	(75,596)
Currency and ownership adjustments(1)	132	132	88	—	—
Normalizing adjustment for lease restructure(5)	—	—	—	(4,031)	(6,998)
Normalizing adjustments for service agreement termination(6)	941	627	—	—	—
Other normalizing adjustments(3)	(291)	393	—	—	(12)
SSNOI	103,395	103,902	104,301	105,847	106,431	2.9%

Corporate
NOI	91,028	116,891	81,410	112,431	100,432
NOI attributable to non-same store properties	(91,028)	(116,891)	(81,410)	(112,431)	(100,432)
SSNOI	—	—	—	—	—

Total
NOI	1,046,071	1,125,701	1,262,346	1,332,961	1,421,304
Non-cash NOI on same store properties	(40,863)	(39,430)	(38,039)	(35,065)	(41,721)
NOI attributable to non-same store properties	(315,738)	(379,844)	(499,780)	(525,900)	(572,672)
Currency and ownership adjustments(1)	1,044	(275)	673	(2,076)	(1,092)
Normalizing adjustments, net	2,770	3,434	980	(1,845)	(5,324)
SSNOI	$693,284	$709,586	$726,180	$768,075	$800,495	15.5%

Notes:
(1) Includes adjustments to reflect consistent property ownership percentages, to translate Canadian properties at a USD/CAD rate of 1.43 and to translate UK properties at a GBP/USD rate of 1.23.
(2) Represents normalizing adjustment related to amounts recognized under government subsidy programs.
(3) Represents aggregate normalizing adjustments which are individually less than 0.50% of SSNOI growth per property type.
(4) Represents normalizing adjustment related to a joint venture recapitalization associated with one Seniors Housing Triple-net lease.
(5) Represents normalizing adjustment related to lease restructures with one Seniors Housing Triple-net lease and three Long-Term/Post-Acute Care leases.
(6) Represents normalizing adjustment related to the termination of a service agreement related to one Long-Term/Post-Acute Care lease.

Supplemental Reporting Measures

(dollars in thousands, except RevPOR, SS RevPOR and SSNOI/unit)

SHO RevPOR Reconciliation	United States	United Kingdom	Canada	Total
Consolidated SHO revenues	$1,713,610	$999,315	$282,411	$2,995,336
Unconsolidated SHO revenues attributable to Welltower(1)	48,951	7,565	2,319	58,835
SHO revenues attributable to noncontrolling interests(2)	(19,812)	—	(2,723)	(22,535)
Pro rata SHO revenues(3)	1,742,749	1,006,880	282,007	3,031,636
Non-cash and non-RevPOR revenues	(3,441)	(1,152)	(702)	(5,295)
Revenues attributable to non in-place properties	(3,974)	(227,006)	(7,913)	(238,893)
SHO local revenues	1,735,334	778,722	273,392	2,787,448
Average occupied units/month	94,461	29,528	24,249	148,238
RevPOR/month in USD	$6,140	$8,815	$3,768	$6,285
RevPOR/month in local currency(4)		£7,167	$5,383

Reconciliations of SHO SS RevPOR Growth, SSNOI Growth and SSNOI/Unit

	United States		United Kingdom			Canada		Total
	2Q25	2Q26	2Q25		2Q26	2Q25	2Q26	2Q25	2Q26
SHO SS RevPOR Growth
Consolidated SHO revenues	$1,450,344	$1,713,610	$357,582		$999,315	$167,806	$282,411	$1,975,732	$2,995,336
Unconsolidated SHO revenues attributable to WELL(1)	44,823	48,951	5,283		7,565	1,841	2,319	51,947	58,835
SHO revenues attributable to noncontrolling interests(2)	(17,707)	(19,812)	—		—	(2,405)	(2,723)	(20,112)	(22,535)
SHO pro rata revenues(3)	1,477,460	1,742,749	362,865		1,006,880	167,242	282,007	2,007,567	3,031,636
Non-cash and non-RevPOR revenues on same store properties	(2,238)	(2,233)	—		—	(311)	(310)	(2,549)	(2,543)
Revenues attributable to non-same store properties	(182,061)	(330,121)	(143,868)		(768,988)	(7,775)	(106,949)	(333,704)	(1,206,058)
Currency and ownership adjustments(4)	(2,319)	—	(918)		(2,199)	(555)	(606)	(3,792)	(2,805)
SHO SS RevPOR revenues(5)	$1,290,842	$1,410,395	$218,079		$235,693	$158,601	$174,142	$1,667,522	$1,820,230
Avg. occupied units/month(6)	70,946	73,620	7,129		7,415	18,725	19,375	96,800	100,410
SHO SS RevPOR(7)	$6,082	$6,403	$10,225	1	$10,624	$2,831	$3,004	$5,758	$6,059
SS RevPOR YOY growth		5.3%			3.9%		6.1%		5.2%

SHO SSNOI Growth
Consolidated SHO NOI	$403,960	$541,574	$71,103		$211,595	$62,392	$114,058	$537,455	$867,227
Unconsolidated SHO NOI attributable to WELL(1)	16,756	18,718	739		1,805	886	606	18,381	21,129
SHO NOI attributable to noncontrolling interests(2)	(11,579)	(14,106)	—		—	(1,147)	(1,360)	(12,726)	(15,466)
SHO pro rata NOI(3)	409,137	546,186	71,842		213,400	62,131	113,304	543,110	872,890
Non-cash NOI on same store properties	(1,609)	(1,337)	(9)		45	4	(2)	(1,614)	(1,294)
NOI attributable to non-same store properties	(38,673)	(98,336)	(18,077)		(148,076)	(2,195)	(41,736)	(58,945)	(288,148)
Currency and ownership adjustments(4)	(476)	—	(264)		(602)	(199)	(231)	(939)	(833)
Normalizing adjustment for government grants(8)	—	(2,439)	—		—	—	—	—	(2,439)
Other normalizing adjustments(9)	3,977	4,545	—		—	(286)	49	3,691	4,594
SHO pro rata SSNOI(5)	$372,356	$448,619	$53,492		$64,767	$59,455	$71,384	$485,303	$584,770
SHO SSNOI growth		20.5%			21.1%		20.1%		20.5%

SHO SSNOI/Unit
Trailing four quarters' SSNOI(5)		$1,642,695			$250,367		$262,327		$2,155,389
Average units in service(10)		82,451			8,529		21,261		112,241
SSNOI/unit in USD		$19,923			$29,355		$12,338		$19,203
SSNOI/unit in local currency(4)					£23,866		$17,626
Notes:
(1) Represents Welltower's interests in joint ventures where Welltower is the minority partner.
(2) Represents minority partners' interests in joint ventures where Welltower is the majority partner.
(3) Represents SHO revenues/NOI at Welltower pro rata ownership. See page 11 for more information.
(4) Includes where appropriate adjustments to reflect consistent property ownership percentages, to translate Canadian properties at a USD/CAD rate of 1.43 and to translate UK properties at a GBP/USD rate of 1.23.
(5) Represents SS SHO RevPOR revenues/SSNOI at Welltower pro rata ownership. See page 18 for more information.
(6) Represents average occupied units for SS properties related solely to referenced country on a pro rata basis.
(7) Represents pro rata SS average revenues generated per occupied room per month.
(8) Represents normalizing adjustment related to amounts recognized under government subsidy programs.
(9) Represents aggregate normalizing adjustments which are individually less than 0.50% of SSNOI growth.
(10) Represents average units in service for SS properties related solely to referenced country on a pro rata basis.

Forward-Looking Statement and Risk Factors
Forward-Looking Statements and Risk Factors
This document contains "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. When Welltower uses words such as "may," "will," "intend," "should," "believe," "expect," "anticipate," "project," "pro forma," "estimate" or similar expressions that do not relate solely to historical matters, Welltower is making forward-looking statements. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that may cause Welltower's actual results to differ materially from Welltower's expectations discussed in the forward-looking statements. This may be a result of various factors, including, but not limited to: the impact of macroeconomic and geopolitical developments, including economic downturns, elevated inflation and interest rates, political or social conflict, unrest or violence or similar events; the status of the economy; the status of capital markets, including availability and cost of capital; issues facing the healthcare industry, including compliance with, and changes to, regulations and payment policies, responding to government investigations and punitive settlements, public perception of the healthcare industry and operators’/tenants’ difficulty in cost effectively obtaining and maintaining adequate liability and other insurance; changes in financing terms; competition within the healthcare and seniors housing industries; negative developments in the operating results or financial condition of operators/tenants, including, but not limited to, their ability to pay rent and repay loans; Welltower's ability to transition or sell properties with profitable results; the failure to make new investments or acquisitions as and when anticipated; natural disasters, public health emergencies and extreme weather affecting Welltower's properties; Welltower's ability to re-lease space at similar rates as vacancies occur; Welltower's ability to timely reinvest sale proceeds at similar rates to assets sold; operator/tenant or joint venture partner bankruptcies or insolvencies; the cooperation of joint venture partners; government regulations affecting Medicare and Medicaid reimbursement rates and operational requirements; liability or contract claims by or against operators/tenants; unanticipated difficulties and/or expenditures relating to future investments or acquisitions; environmental laws affecting Welltower's properties; changes in rules or practices governing Welltower's financial reporting; the movement of U.S. and foreign currency exchange rates and changes to U.S. and global monetary, fiscal or trade policies; Welltower's approach to artificial intelligence; Welltower's ability to maintain its qualification as a REIT; key management personnel recruitment and retention; geopolitical tension or conflicts, such as the ongoing conflict between Russia and Ukraine and in the Middle East, and other risks described in Welltower's reports filed from time to time with the SEC. Welltower undertakes no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events or otherwise, or to update the reasons why actual results could differ from those projected in any forward-looking statements.
Additional Information
The information in this supplemental information package should be read in conjunction with our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, our earnings press release dated July 27, 2026 and other information filed with, or furnished to, the SEC. The Supplemental Reporting Measures and reconciliations of Non-GAAP measures are an integral part of the information presented herein.
You can access our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act at www.welltower.com as soon as reasonably practicable after they are filed with, or furnished to, the SEC. You can also review these SEC filings and other information by accessing the SEC's website at http://www.sec.gov. We routinely post important information on our website at www.welltower.com in the “Investors” section, including corporate and investor presentations and financial information. We intend to use our website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Such disclosures will be included on our website under the heading "Investors." Accordingly, investors should monitor such portion of our website in addition to following our press releases, public conference calls and filings with the SEC. The information on or connected to our website is not, and shall not be deemed to be, a part of, or incorporated into this supplemental information package.
About Welltower
Welltower Inc. (NYSE: WELL), an S&P 500 company, is positioned at the center of the silver economy, focusing on rental housing for aging seniors across the United States, United Kingdom and Canada. Our portfolio of 2,500+ seniors and wellness housing communities is positioned at the intersection of housing and hospitality, creating vibrant communities for mature renters and older adults. We believe our real estate portfolio is unmatched, located in highly attractive micromarkets with stunning built environments. Yet, we are an unusual real estate organization as we view ourselves as an operating company in a real estate wrapper, driven by highly-aligned partnerships and an unconventional culture. Through our disciplined approach to capital allocation powered by our Data Science platform and superior operating results driven by the Welltower Business System - our end-to-end operating platform - we aspire to deliver long-term compounding of per share growth for our existing investors, our North Star. More information is available at www.welltower.com.

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